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                                                                    Exhibit 10-1

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                                 SUNOCO, INC.
                    LONG-TERM PERFORMANCE ENHANCEMENT PLAN

                 (Amended and Restated as of February 6, 2002)


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                                   ARTICLE I
                                  Definitions

     As used in this Plan, the following terms shall have the meanings herein specified:

     1.1 Affiliate - shall mean any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sunoco, Inc.

     1.2  Board of Directors - shall mean the Board of Directors of Sunoco, Inc.

     1.3  Business Combination - shall have the meaning provided herein at
Section 1.4(c).

     1.4 Change in Control - shall mean the occurrence of any of the following events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section (a), the following acquisitions shall not constitute a Change in
Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (c)(2) and (c)(3) of this definition;

          (b) Individuals who, as of September 6, 2001, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

          (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of

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the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     1.5  Code - shall mean the Internal Revenue Code of 1986, as amended.

     1.6 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors of the Company, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act, and Section 162(m) of the Code.

     1.7 Common Stock - shall mean the authorized and unissued or treasury shares of common stock of Sunoco, Inc.

     1.8  Common Stock Units - shall have the meaning provided herein at
Section 6.1.

     1.9 Company - shall mean Sunoco, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sunoco, Inc., any Subsidiary or Affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any Subsidiary or Affiliate by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

     1.10 CSU Payout Date - shall have the meaning provided herein at
Section 6.9

     1.11 Disability - shall mean any illness, injury or incapacity of such duration and type as to render a Participant eligible to receive long-term disability benefits under the applicable broad-based long-term disability program of the Company.

     1.12 Dividend Equivalents - shall have the meaning provided herein at
Section 6.3.

     1.13 Dividend Equivalent Account - shall have the meaning provided herein at Section 6.3.

     1.14 Employment Termination Date - shall mean the date on which the employment relationship between the Participant and the Company is terminated.

     1.15 Exchange Act - shall mean the Securities Exchange Act of 1934, as amended.

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     1.16 Exercise Period - shall have the meaning provided herein at
Section 5.3.

     1.17 Fair Market Value - shall mean, as of any date and in respect of any share of Common Stock, the opening price on such date of a share of Common Stock (which price shall be the closing price on the previous trading day of a share of Common Stock as published in the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions" or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the fair market value of the shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

     1.18 Incentive Stock Options - shall have the meaning provided herein at
Article IV.

     1.19 Incumbent Board - shall have the meaning provided herein at
Section 1.4(b).

     1.20 Just Cause - shall mean, for any Participant who is a participant in the Company's Special Executive Severance Plan, "Just Cause" as defined in such plan, and for any other Participant:

     (a) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following notice of employment termination by the Participant pursuant to Section 1.33), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or any employee of the Company with supervisory authority over the Participant that specifically identifies the manner in which the Board of Directors or such supervising employee believes that the Participant has not substantially performed the Participant's duties, or

     (b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

     1.21 Limited Rights - shall have the meaning provided herein at Article V.

     1.22 Market Price - shall have the meaning provided herein at Section 5.4.

     1.23 Option - shall mean Stock Option and/or Incentive Stock Option.

     1.24 Option Price - shall mean the purchase price per share of Common Stock deliverable upon the exercise of an Option.

     1.25 Optionee - shall mean the holder of an Option.

     1.26 Outstanding Company Common Stock - shall have the meaning provided herein at Section 1.4(a).

     1.27 Outstanding Company Voting Securities - shall have the meaning provided herein at Section 1.4(a).

     1.28 Participant - shall have the meaning provided herein at
Section 2.4(a).

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     1.29 Performance Factors - shall mean the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee.

     1.30 Performance Goals - shall mean the specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes; or throughput. Other financial or operating goals may also be used as determined by the Committee. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee.

     1.31 Performance Period - shall have the meaning provided herein at
Section 6.4.

     1.32 Person - shall have the meaning provided herein at Section 1.4(a).

     1.33 Qualifying Termination - shall mean, with respect to the employment of any Participant who is a participant in the Company's Special Executive Severance Plan, a "Qualifying Termination" as defined in such plan, and with respect to the employment of any other Participant, the following:

     (a) a termination of employment by the Company within seven (7) months after a Change in Control, other than for Just Cause, death or Disability;

     (b) a termination of employment by the Participant within seven (7) months after a Change in Control for one or more of the following reasons:

           (1) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant's termination of employment by the Company for Just Cause; or

           (2) a reduction by the Company in the Participant's combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

           (3) the Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

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          (c) before a Change in Control, a termination of employment by the
     Company, other than a termination for Just Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, if the affected Participant can demonstrate that such termination or circumstance in (b) above leading to the termination:

              (1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

              (2) otherwise occurred in connection with a Change in Control;

     provided, however, that in either such case, a Change in Control actually occurs within one (1) year following the Employment Termination Date.

          1.34 Stock Options - shall have the meaning provided herein at
Section 3.1.

          1.35 Subsidiary - shall mean any corporation of which, at the time more than fifty percent (50%) of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sunoco, Inc. or any subsidiary thereof.

                                  ARTICLE II

 Background, Purpose and Term of Plan; Participation & Eligibility for Benefits

     2.1 Background. Effective on December 31, 1996, no further awards shall be made under the Sunoco, Inc. Executive Long-Term Stock Investment Plan adopted in May, 1991 provided, however, that any rights theretofore granted under that plan shall not be affected.

     2.2 Purpose of the Plan. The purposes of this Sunoco, Inc. Long-Term Performance Enhancement Plan (the "Plan") are to:

          (a) better align the interests of shareholders and management of the Company by creating a direct linkage between Participants' rewards and shareholders' gains;

          (b) provide management with the ability to increase equity ownership in Sunoco, Inc.;

          (c) provide competitive compensation opportunities which can be realized through attainment of performance goals; and

          (d) provide an incentive to management for continuous employment with the Company.

     It is intended that most awards made under the Plan will qualify as performance-based compensation under Section 162(m) of the Code.

     2.3 Term of the Plan. This Plan shall become effective upon approval by the holders of a majority of the votes present, in person or represented by proxy, at the 1997 Annual Meeting of Shareholders of the Company. No awards will be made under the Plan after December 31, 2001, unless the Board of Directors extends this date to a date no later than December 31, 2006. The Plan and all awards made under the Plan prior to such date (or extended date) shall remain in

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effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

     2.4 Administration. The Plan shall be administered by the Committee which shall have the authority, in its sole discretion and from time to time to:

          (a) designate the employees or classes of employees eligible to participate in the Plan (each such employee being, a "Participant");

          (b) grant awards provided in the Plan in such form and amount as the Committee shall determine;

          (c) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

          (d) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

     2.5 Eligibility for Participation. Participants in the Plan shall be the officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to its profitability and sound growth.

     2.6 Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

          (a) Stock Options, as described in Article III;

          (b) Incentive Stock Options, as described in Article IV;

          (c) Limited Rights, as described in Article V; and/or

          (d) Common Stock Units, as described in Article VI.

     2.7 Aggregate Limitation on Awards. Shares of stock which may be issued under the Plan shall be Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan shall be four million (4,000,000). For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

          (a) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

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          (b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) net of shares of Common Stock used as full or partial payment for such shares upon exercise of an Option;

          (c) only the shares issued (including the shares, if any, withheld for tax withholding) upon vesting and payment of the Common Stock Units, shall be counted.

     In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article V) shall have been exercised. Shares tendered by a Participant as payment for shares issued upon exercise of an Option, shall be available for issuance under the Plan. Any shares of Common Stock subject to an Option, which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Option which are not issued as a result of the exercise of Limited Rights shall not be available for issuance under the Plan.

          (d) The maximum number of Options that shall be granted with respect to each calendar year to a Participant shall be two-hundred thousand.

          (e) The maximum number of Common Stock Units granted with respect to each calendar year to a Participant shall be fifty thousand.

          (f) The maximum number of Common Stock Units granted under the Plan will be one million.

     The share limits set forth in this Section 2.7 shall be adjusted to reflect any capitalization changes as discussed in Section 7.9.

                                  ARTICLE III
                                 Stock Options

     3.1 Award of Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan.

     3.2 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

     3.3 Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

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     3.4  Term and Exercise. The term and the vesting schedule of the Stock
Options shall be determined by the Committee. However, except as otherwise provided in Section 3.10, no Stock Option may be exercisable before the second anniversary of the date of grant or after the tenth anniversary of the date of grant. No Stock Option shall be exercisable after the expiration of its term.

     3.5 Manner of Payment. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or with Common Stock. All shares of Common Stock issued under the Sunoco, Inc. Long-Term Incentive Plan, the Sunoco, Inc. Executive Long-Term Stock Investment Plan or this Plan must be held at least six months before they may be used as payment of the Option Price.

     3.6 Issuance and Delivery of Shares. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

     3.7 Retirement or Disability. Upon termination of the Optionee's employment by reason of Disability or retirement (as determined by the Committee), the Optionee may, within sixty (60) months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 60-month period.

     3.8 Termination for Other Reasons. Except as provided in Sections 3.7 and 3.9, or except as otherwise determined by the Committee, upon termination of an Optionee's employment, all unvested Stock Options shall terminate immediately, and all vested Stock Options shall terminate:

     (a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

     (b) upon the expiration of ninety (90) calendar days following the date of termination of an Optionee's employment, other than for Just Cause;

    provided, however, that the Limited Rights awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

     3.9 Death of Optionee. Any rights in respect of Stock Options to the extent exercisable on the date of the Optionee's death may be exercised by the Optionee's estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Stock Option. The foregoing provisions of this Section 3.9 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

          (a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee's estate or a person

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     who acquires the right to exercise such Stock Option by bequest or inheritance will have the right to exercise the Stock Option in accordance with Section 3.7; or

          (b) the estate or a person who acquires the right to exercise a stock option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Sections 3.7 and 3.8.

     3.10 Acceleration of Options. Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Change in Control.

     3.11 Effect of Exercise. The exercise of any Stock Options shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said options.

                                  ARTICLE IV
                            Incentive Stock Options

     4.1 Award of Incentive Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan one or more "Incentive Stock Options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, (the "Code") as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of ten percent (10%) or more of the total combined voting power of the Company and its subsidiaries.

     4.2 Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

     4.3 Incentive Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

     4.4 Term and Exercise. The term and the vesting schedule of the Incentive Stock Option shall be determined by the Committee. However, no Incentive Stock Option may be exercisable before the second anniversary of the date of grant or after the tenth anniversary of such date. No Incentive Stock Option shall be exercisable after the expiration of its term.

     4.5 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year, under this Plan or any other stock option plan of the Company exceeds One Hundred Thousand Dollars

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($100,000.00), then the option, as to the excess shall be treated as a non-
qualified stock option. An Incentive Stock Option shall not be granted to any person who is not an "employee" of the Company (within the meaning of Section 424(f) of the Code).

     4.6 Retirement or Disability. Upon the termination of the Optionee's employment by reason of Disability or retirement (as determined by the Committee), the Optionee may, within sixty (60) months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options are exercisable during such 60-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than:

          (a) twelve (12) months after the date of termination of employment due to Disability; or

          (b) three (3) months after the date of termination of employment due to retirement.

     4.7 Termination for Other Reasons. Except as provided in Sections 4.6 and 4.8, or except as otherwise determined by the Committee, upon termination of an Optionee's employment, all unvested Incentive Stock Options shall terminate immediately, and all vested Incentive Stock Options shall terminate:

         (a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

         (b) upon the expiration of ninety (90) calendar days following the date of termination of an Optionee's employment other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Incentive Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

     4.8 Death of Optionee. Any rights in respect of Incentive Stock Options to the extent exercisable on the date of the Optionee's death may be exercised by the Optionee's estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Incentive Stock Option. The foregoing provisions of this
Section 4.8 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

          (a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee's estate or a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance will have the right to exercise the Incentive Stock Option in accordance with Section 4.6; or

          (b) the estate or a person who acquires the right to exercise a stock option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Section 4.6 and 4.7.

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         4.9  Applicability of Stock Options Selections. Section 3.5, Manner of
Payment, Section 3.6, Issuance and Delivery of Shares, Section 3.10, Acceleration of Options and Section 3.11, Effect of Exercise, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article IV as though fully set forth herein.


                                    ARTICLE V
                                 Limited Rights

         5.1 Award of Limited Rights. Concurrently with or subsequent to the award of any Option, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in lieu of exercising the Option ("Limited Right").

         5.2 Limited Rights Agreement. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

         5.3 Exercise Period. Limited Rights are immediately exercisable in full upon grant for a period of up to seven (7) months following the date of a Change in Control (the "Exercise Period").

         5.4 Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price of the related Option and the Market Price of a share of such Common Stock. "Market Price" is defined to be the greater of:

         (a) the highest price per share of Common Stock paid in connection with any Change in Control during the period from the sixtieth (60th) calendar day immediately prior to the Change in Control through the ninetieth (90th) calendar day following the Change in Control; and

         (b) the highest trading price per share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the New York Stock Exchange Composite Transactions quotations) during the 60-day period immediately prior to the Change in Control.

         5.5 Form of Payment. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 5.4, shall be made solely in cash.

         5.6 Effect of Exercise. If Limited Rights are exercised, the Stock Options, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated; provided, however, that with respect to Options that are terminated as a result of the termination of the Optionee's employment status, the Limited Rights awarded in tandem therewith shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

         5.7 Retirement or Disability. Upon termination of the Optionee's employment by reason of Disability or retirement (as determined by the Committee), the Optionee may, within six (6) months from the date of termination, exercise any Limited Rights to the extent such Limited Right is exercisable during such six-month period.

         5.8 Death of Optionee or Termination for Other Reasons. Except as provided in Sections 5.7 and 5.9 or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee.

         5.9 Termination Related to a Change in Control. The requirement that an Optionee be terminated by reason of retirement or Disability or be employed by the Company at the time of exercise pursuant to Sections 5.7 and 5.8 respectively, is waived during the Exercise Period as to any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.


                                   ARTICLE VI
                               Common Stock Units

         6.1 Award of Common Stock Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant in the Plan rights to receive shares of Common Stock which are subject to a risk of forfeiture by the Participant ("Common Stock Units"). At the time it grants any Common Stock Units, the Committee shall determine whether the payment of such Common Stock Units shall be conditioned upon either:

              (a) the Participant's continued employment with the Company throughout a stated period (Section 6.4); or

              (b) the attainment of certain predetermined performance objectives during a stated period (Section 6.5).

         The date Common Stock Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Common Stock Units to a Participant pursuant to the Plan.

         6.2 Common Stock Unit Agreements. Common Stock Units granted under the Plan shall be evidenced by written agreements stating the number of Common Stock Units evidenced thereby or in such form and as the Committee may from time to time determine.

         6.3 Dividend Equivalents. A holder of Common Stock Units will be entitled to receive payment from the Company in an amount equal to each cash dividend ("Dividend Equivalent") the Company would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Common Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Common Stock Units ("Dividend Equivalent Account") shall be credited. The Dividend Equivalent Account will not bear interest.

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

         6.4 Performance Period. Upon making an award, the Committee shall determine (and the Common Stock Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the "Performance Period"). Performance Periods will normally be from three (3) to five (5) years; however, the Committee at its sole discretion may establish other time periods.

         6.5 Performance Goals. Common Stock Units and the related Dividend Equivalent Account earned may be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m). Within the first ninety (90) days of the Performance Period, the Committee shall establish, in writing, the weighted Performance Goals and related Performance Factors for various goal achievement levels for the Company. In establishing the weighted Performance Goals, the Committee shall take the necessary steps to insure that the Company's ability to achieve the preestablished goals is uncertain at the time the goals are set. The established written Performance Goals, assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by grant.

         The number of Common Stock Units and Dividend Equivalents earned will be equal to the amounts awarded multiplied by the Performance Factor. However, the Committee shall have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

         6.6 Payment of Common Stock Units and Dividend Equivalent Account. Payment in respect of Common Stock Units earned (as determined under Sections
6.4 and 6.5) shall be made to the holder thereof within ninety (90) days after the Performance Period for such units has ended, but only to the extent the Committee determines that the continuing employment and/or any applicable performance targets have been met.

         Payment for Common Stock Units earned shall be made in shares of Common Stock, except as provided in Section 6.9. The number of shares paid shall be equal to the number of Common Stock Units earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Common Stock Units are paid, a fair market value equal to the applicable federal, state and local withholding tax due on the receipt of Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due.

A holder of Common Stock Units will be entitled to receive payment from the Company at the end of the Performance Period an amount in cash equal to the Dividend Equivalent Account earned (as determined under Sections 6.4 and 6.5) by the holder minus applicable federal, state and local withholding tax due.

         6.7  Death, Disability or Retirement.

              (a) Upon the termination of a Participant's employment by reason of death, Disability or retirement (as determined by the Committee) prior to the end of the Performance Period:

                   (1) in the case of an award of Common Stock Units made pursuant to Section 6.1(a) hereof and conditioned upon the Participant's continued employment, the conditions to payout, if any, shall be determined by the Committee and shall be as set forth in the agreement granting the Common Stock Units.

                   (2) in the case of an award of Common Stock Units made pursuant to Section 6.1(b) hereof and conditioned upon the attainment of certain predetermined performance objectives, no portion of the Participant's Common Stock Unit and the Dividend Equivalent Account related to such award shall be forfeited, and the Common Stock Units, together with related Dividend Equivalents, shall be paid out as though such Participant continued in the employment of the Company through any applicable Performance Period, and as, if, and when the applicable Performance Goals have been met.

         6.8 Termination of Employment. Except as provided in Sections 6.7 and 6.9, or as determined by the Committee, 100% of all Common Stock Units of a Participant under the Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon termination of the Participant's employment with the Company prior to the end of the Performance Period, and in such event the Participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.

         6.9 Change in Control. In the event of a Change in Control, Common Stock Units shall be paid to the Participant no later than ninety (90) days following the date of occurrence of such Change in Control (the "CSU Payout Date"), regardless of whether the applicable Performance Period has expired or whether the applicable Performance Goals have been met. For a Change in Control occurring within the first consecutive twelve-month period following the date of grant, the number of performance-based Common Stock Units paid out with regard to such grant shall be equal to the total number of Common Stock Units outstanding in such grant as of the Change in Control, not adjusted for any Performance Factors described in Section 6.5. For a Change in Control occurring after the first consecutive twelve-month period following the date of grant, the number of performance-based Common Stock Units paid out with regard to such grant shall be the greater of (i) the total number of Common Stock Units outstanding in such grant as of the Change in Control, not adjusted for any Performance Factors described in Section 6.5 or (ii) the total number of such Common Stock Units outstanding in such grant, multiplied by the applicable Performance Factors related to the Company's actual performance immediately prior to the Change in Control. In the case of an award of Common Stock Units conditioned upon the Participant's continued employment, the total number of Common Stock Units outstanding in such grant as of the Change in Control shall be paid to the Participant. The Participant's Common Stock Units shall be payable to the Participant in cash or stock, as determined by the Committee prior to the Change in Control, as follows;

              (a) if the Participant is to receive stock, the Participant will receive shares of Common Stock equal in number to the total number of Common Stock Units as stated above in this Section 6.9; or

              (b) if the Participant is to receive cash, the Participant will be paid an amount in cash equal to the number of Common Stock Units stated above in this Section 6.9 multiplied by the Market Price as defined in Section 5.4. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

         On or before the CSU Payout Date, the Participant will be paid an amount in cash equal to the applicable Dividend Equivalents on the number of Common Stock Units being paid pursuant to this Section 6.9 for the time period immediately preceding the Change in Control. Payout of Common Stock Units and the Dividend Equivalents shall be made to each Participant:

              (c)  who is employed by the Company on the CSU Payout Date; or

              (d) whose employment relationship with the Company is terminated:

                   (1) as a result of any Qualifying Termination prior to the CSU Payout Date; or

                   (2) as a result of death, Disability or retirement (as determined by the Committee), that has occurred prior to the CSU Payout Date.

         The Committee may establish, at the time of the grant of Common Stock Units, other conditions which must be met for payout to occur. These conditions shall be set forth in the Committee's resolution granting the Common Stock Units and in the Agreement with the holder.


                                   ARTICLE VII
                                  Miscellaneous

         7.1 General Restriction. Each award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that:

              (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law; or

              (b)  the consent or approval of any government regulatory body; or

              (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock,

is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, then such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         7.2 Non-Assignability. Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution except as otherwise determined by the Committee. Accordingly, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative, unless the Committee determines otherwise.

         7.3 Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such Participant.

         7.4 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         7.5 Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued on behalf of such recipient.

         7.6 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leaves of absence.

         7.7 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

         7.8 Adjustments. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the number of Common Stock Units theretofore awarded under the Plan and any and all other matters deemed appropriate by the Committee.

         7.9  Amendment of the Plan.

              (a) The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

              (b) The Committee may at any time, and from time to time, modify or amend the Plan in any respect, except that without shareholder approval the Committee may not:

                   (1) increase the maximum award levels established in Section 2.7, including the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.8);

                   (2) extend the term during which an Option may be exercised beyond ten years from the date of grant; or

                   (3) extend the term of the Plan, except that the Board may extend the period during which awards may be made in accordance with Section 2.3.

         The termination or any modification or amendment of the Plan, except as provided in Section 7.9(a) above, shall not without the consent of a Participant, affect the Participant's rights under an award previously granted.

                                      17